Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
December 30, 2019	Bill Marshall	Trisha Meade
	Vice President, Investor Relations	Director, Communications & Engagement
	(804) 287-8108	(804) 285-5390
	bill.marshall@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company Completes the Acquisition of Reinhart Foodservice

Addition of Reinhart Positions PFG as One of the Largest Distributors in the U.S. with Approximately $30 Billion in Net Revenues and Nearly 25,000 Talented Associates

RICHMOND, Va. – Performance Food Group Company (PFG) (NYSE: PFGC) announced today that it has completed the acquisition of Reinhart Foodservice, L.L.C. (Reinhart). With the close of the transaction, PFG is now positioned as one of the largest distributors in the U.S., with approximately $30 billion in annual net revenue and nearly 25,000 talented associates. PFG continues to expect to generate approximately $50 million of annual run-rate cost synergies in the third full fiscal year following today’s close. This is anticipated to result in low single-digit Adjusted Diluted EPS accretion in the first full fiscal year and low double-digit accretion expected in the third full fiscal year.

“We are excited to close the acquisition and welcome Reinhart’s many talented associates to the PFG family of companies,” said George Holm, PFG Chairman, President & CEO. “The Reyes family has built a strong business and this transaction expands PFG’s platform to help our diverse customer base thrive. We are honored to add Reinhart’s proud history to PFG and look forward to creating shared success in the future."

“We are happy to welcome Reinhart to PFG,” said Craig Hoskins, PFG Executive Vice President and President & CEO of PFG’s Foodservice Segment. “Reinhart brings complementary strengths that will expand Performance Foodservice’s broadline presence, improve our network efficiency and help us achieve our long-term growth goals. There will be many opportunities for our organizations to learn from each other as Reinhart becomes an important part of PFG’s Foodservice Segment.”

Compelling Strategic and Financial Benefits

•	Expands Geographic Reach and Overall Scale: The addition of Reinhart’s distribution footprint in key geographies enhances PFG’s existing distribution platform and market density.
•	Complementary Customer-Centric Operating Models: Consistent go-to-market approaches and selling cultures are focused on customer success.
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Enhances Attractive Customer Base and Product Offerings: Reinhart has a diverse customer base which includes independent restaurants, healthcare, education and other segments. The combined portfolio of proprietary brands broadens PFG’s offering.

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Significant Synergy Opportunities: PFG continues to expect to achieve approximately $50 million in annual run-rate cost synergies in the third full fiscal year following the close of the transaction. Cost synergies have been identified primarily in procurement, operations, and logistics. PFG estimates one-time capital expenditures of $90 million in IT upgrades and integration over the next five years. Reinhart’s ongoing maintenance capital expenditures are approximately $50 million which is in line with PFG’s capital expenditures to net sales ratio.

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Compelling Financial Impact: On a percentage basis, excluding transaction-related depreciation and amortization, PFG expects the transaction to be low single-digit accretive to Adjusted Diluted EPS in the first full fiscal year following the close and low double-digit accretive to Adjusted Diluted EPS in the third full fiscal year following the close. PFG is targeting a net debt-to-Adjusted EBITDA ratio of less than 4.0x within 18 months following closing of the transaction.

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 100 distribution centers, nearly 25,000 talented associates and thousands of valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 200,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base. To learn more about PFG, visit pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, all statements that do not relate solely to historical or current facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the factors discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, which could cause actual future results to differ materially from those expressed in any forward-looking statements. Such factors include:

•	competition in our industry is intense, and we may not be able to compete successfully;
•	we operate in a low margin industry, which could increase the volatility of our results of operations;
•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;
•	our profitability is directly affected by cost inflation or deflation and other factors;
•	we do not have long-term contracts with certain of our customers;
•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;
•	changes in eating habits of consumers;
•	extreme weather conditions;
•	our reliance on third-party suppliers;
•	labor relations and costs risks and availability of qualified labor;
•	volatility of fuel and other transportation costs;
•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portions of our business;
•	changes in pricing practices of our suppliers;
•	our growth strategy may not achieve the anticipated results;
•	risks relating to acquisitions, including the risks that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire;
•	environmental, health, and safety costs;
•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;
•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;
•	costs and risks associated with a potential cybersecurity incident or other technology disruption;
•	product liability claims relating to the products we distribute and other litigation;
•	adverse judgments or settlements;
•	negative media exposure and other events that damage our reputation;
•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;
•	decrease in earnings from amortization charges associated with acquisitions;
•	impact of uncollectibility of accounts receivable;
•	difficult economic conditions affecting consumer confidence;
•	departure of key members of senior management;
•	risks relating to federal, state, and local tax rules;
•	the cost and adequacy of insurance coverage;
•	risks relating to our outstanding indebtedness; and
•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting.

Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.